Exhibit T3A.18

Book/Page: Gl 11471 / 635 Instrument: 2018100800009 4 Page CHARTER Recorded by KML on 10/8/2018 at 9:17 AM

Tre Hargett Secretary of State	Charter Fee	$5.00	Division of Business Services Department of State State of Tennessee 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102
	Data Processing Fee	$2.00
	eFile Fee	$2.00

	TOTAL FEES	$9.00
	State of Tennessee Hamilton County Register of Deeds Electronically Recorded by Simplifile	MARC GRAVITT

CBL HP Hotel Member, LLC STE 500 2030 HAMILTON PLACE BLVD CHATTANOOGA, TN 37421-6000	October 5, 2018

Filing Acknowledgment

Please review the filing information below and notify our office immediately of any discrepancies.

SOS Control # :	000988757	Formation Locale:	TENNESSEE
Filing Type:	Limited Liability Company - Domestic	Date Formed:	10/05/2018
Filing Date:	10/05/2018 3:45 PM	Fiscal Year Close:	12
Status:	Active	Annual Report Due:	04/01/2019
Duration Term:	Perpetual	Image # :	B0605-1402
Managed By:	Member Managed
Business County:	HAMILTON COUNTY

Document Receipt

Receipt#: 004322131	Filing Fee:	$300.00
Payment-Credit Card - State Payment Center - CC #: 3741209639		$300.00
Registered Agent Address:	Principal Address:
CORPORATION SERVICE COMPANY	STE 500
2908 POSTON AVE	2030 HAMILTON PLACE BLVD
NASHVILLE, TN 37203-1312	CHATTANOOGA, TN 37421-6000

Congratulations on the successful filing of your Articles of Organization for CBL HP Hotel Member, LLC in the State of Tennessee which is effective on the date shown above. You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee. Please visit the Tennessee Department of Revenue website (apps.tn.gov/bizreg) to determine your online tax registration requirements. If you need to obtain a Certificate of Existence for this entity, you can request, pay for, and receive it from our website.

You must file an Annual Report with this office on or before the Annual Report Due Date noted above and maintain a Registered Office and Registered Agent. Failure to do so will subject the business to Administrative Dissolution/Revocation.

Tre Hargett
Secretary of State

Phone (615) 741-2286 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

Book and Page: GI 11471         636

000988757
	ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY	S8-4270

Tre Hargett Secretary of State

Division of Business Services

Department of State
State of Tennessee
312 Rosa L. Parks AVE, 6th FL

Nashville, TN 37243-1102
(615) 741-2286

Filing Fee: $50.00 per member
(minimum fee = $300.00, maximum fee = $3,000.00)

For Office Use Ortiy -FILED- Control # 000988757
The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.
1. The name of the Limited Liability Company is: CBL HP Hotel Member, LLC
(Note: Pursuant to the provisions of T.C.A. §48-249-106, each Limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)

2. Name Consent: (Written Consent for Use of Indistinguishable Name)
☐ This entity name already exists in Tennessee and has received name consent from the existing entity.

3. This company has the additional designation of: None

4. The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:
CORPORATION SERVICE COMPANY 2908 POSTON AVE NASHVILLE, TN 37203-1312 DAVIDSON COUNTY

5. Fiscal Year Close Month: December

6. If the document is not to be effective upon filing by the Secretary of Slate, the delayed effective date and time is:
(none) (Not to exceed 90 days)

7. The Limited Liability Company will be:
☑ Member Managed ☐ Manager Managed ☐ Director Managed

8. Number of Members at the date of filing: 3

9. Period of Duration: Perpetual

10. The complete address of the Limited Liability Company’s principal executive office is;
STE 500 2030 HAMILTON PLACE BLVD CHATTANOOGA, TN 37421-6000 HAMILTON COUNTY

SS-4270 (Rev. 12/12)	RDA 2458

Book and Page: GI 11471           637

	ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY	SS-4270
Tre Hargett Secretary of State

Division of Business Services
Department of State
State of Tennessee
312 Rosa L. Parks AVE. 6th FL
Nashville, TN 37243-1102
(615) 741-2286

Filing Fee: $50.00 per member
(minimum fee - $300.00, maximum fee - $3,000.00)

For Office Use Only -FILED- Control # 000988757
The name of the Limited Liability Company is: CBL HP Hotel Member, LLC

11. The complete mailing address of the entity (if different from the principal office) is: STE 500 2030 HAMILTON PLACE BLVD CHATTANOOGA, TN 37421-6000

12.       Non-Profit LLC (required only if the Additional Designation of “Non-Profit LLC” is entered in section 3.)

☐     I certify that this entity is a Non-Profit LLC whose sole member is a nonprofit corporation, foreign or domestic, incorporated under or subject to the provisions of the Tennessee Nonprofit Corporation Act and who is exempt from franchise and excise tax as not-for-profit as defined in T.C.A. §67-4-2004. The business is disregarded as an entity for federal income tax purposes.

13.       Professional LLC (required only if the Additional Designation of “Professional LLC” is entered in section 3.)

☐     I certify that this PLLC has one or more qualified persons as members and no disqualified persons as members or holders.

Licensed Profession:

14. Series LLC (optional) ☐ I certify that this entity meets the requirements of T.C.A. §48-249-309(a) & (b)

15 . Obligated Member Entity (list of obligated members and signatures must be attached)

☐     This entity will be registered as an Obligated Member Entity (OME)           Effective Date: (none)

☐     I understand that by statute: THE EXECUTION AND FILING OF THIS DOCUMENT WILL CAUSE THE MEMBER(S) TO BE PERSONALLY LIABLE FOR THE DEBTS, OBLIGATIONS AND LIABILITIES OF THE LIMITED LIABILITY COMPANY TO THE SAME EXTENT AS A GENERAL PARTNER OF A GENERAL PARTNERSHIP. CONSULT YOUR ATTORNEY.

16. This entity is prohibited from doing business in Tennessee: ☐ This entity, while being formed under Tennessee law, is prohibited from engaging in business in Tennessee.

17. Other Provisions:

Electronic	ORGANIZER
Signature	Title/Signer’s Capacity

Jeffery V. Curry	Oct 5, 2018 3:45PM
Printed Name	Date

SS-4270 (Rev. 12/12)	RDA 2458

Book and Page: GI 11471          638

True Copy Certification

I, A. Danielle Burns. do hereby make oath that I am the custodian of the electronic version of the attached document tendered for registration herewith and that this is a true and correct copy of the original document executed and authenticated according to law.

Signature

State of Tennessee

County of Davidson

Personally appeared before me Lucretia Albert, a notary public for this county and state, A. Danielle Bums who acknowledges that this certification of an electronic document is true and correct and whose signature I have witnessed.

Notary’s Signature

My Commission Expires:	May 6, 2019
Notary’ Seal (if on paper)